                                                                    Exhibit 21.1
                                                                    ------------



                              Pure Resources, Inc.

                                                                            Ownership
     Subsidiary                                                            Percentage
     ----------                                                            ----------
     Pure Resources Holdings, Inc. (a Nevada corporation)                     100%
     Pure Resources I, Inc. (a Delaware corporation)                          100%
     Pure Resources, L.P. (a Texas limited partnership)                       100%
     Titan Offshore, Inc. (a Delaware corporation)                            100%
     OEDC, Inc. (a Delaware corporation)                                      100%
     OEDC Exploration & Production, L.P. (a Texas limited partnership)        100%
     Carrollton Resources, L.L.C. (a Louisiana corporation)                   100%